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                                                                   EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is entered into as of October 1, 1997 (the "Effective Date") between AmeriQuest Technologies, Inc., a Delaware corporation with its principal offices located at 425 Privet Road, Horsham, PA 19044 ("Company"), and Alex C. Kramer, a resident of Pennsylvania ("Employee").

In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

1. POSITION. During the term of this Agreement, Company will employ Employee, and Employee will serve Company as the Company's President and Chief Executive Officer. Employee will report directly to the AmeriQuest Board of Directors.

2. DUTIES. Employee will serve Company in such capacities and with such duties and responsibilities as the President and Chief Executive Officer of Company may from time to time determine. Employee will be bound by Company' operating policies, procedures, and practices from time to time in effect during Employee's employment. Employee will perform his duties under this Agreement at the offices of Company, provided, that Employee may be required to do extensive traveling in connection with the performance of his duties hereunder. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

3. EXCLUSIVE SERVICE. During his employment with Company, Employee will devote his full time and efforts exclusively to this employment and all his skill and experience to the performance of his duties and advancing Company's interests in accordance with Employee's experience and skills. In addition, during his employment with Company, except for the current Partnerships of which the Company is aware, Employee will not engage in any consulting activity except with the prior written approval of Company or at the direction of Company, and Employee will otherwise do nothing inconsistent with the performance of his duties hereunder.
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Employment Agreement Alex C. Kramer


4. OBLIGATION NOT TO COMPETE. Employee hereby agrees that while he is employed by Company (the "Restricted Period"), Employee shall within the territory of the United States not engage in or provide services to any business that is competitive with or detrimental to any present or contemplated business of Company known to Employee. Employee also agrees that, during the Restricted Period, he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of Company to terminate his association with Company, nor do anything directly or indirectly to interfere with the relationship between Company and any such persons or concerns in the territory of the United States. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of Section 3 and 4: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any party thereof to be used in connection with, an enterprise of endeavor, either individually, in partnership or in conjunction with any person or persons, firms, associations, companies or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that Employee shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed ten percent (10%) of the voting control of said entity. In addition, Employee may make passive investments in privately held entities that are determined by the Board of Directors of Company not to be competitors of Company. Company may elect to extend the term of this non-competition clause for a maximum period of six months following the termination according to Section 8.1. (b) and 8.1. (c) provided that a monthly fee in the amount of the last applicable monthly base salary is paid to Employee.

5. TERM OF AGREEMENT. This Agreement will commence on the Effective Date, and will continue for a period of twelve (12) months and thereafter unless terminated pursuant to Section 8 thereof.

6.  COMPENSATION AND BENEFITS.

      6.1.  BASE SALARY. Company agrees to pay Employee a base salary of $
            16.667 per month (or $ 200.000 annualized). Employee's salary will be payable as earned in accordance with Company' customary payroll practice.

      6.2. PERFORMANCE BONUS. - Employee will be eligible to earn a bonus of up to $ 229.000 (the "Performance Bonus") annually during his employment with Company. The performance criteria and terms and conditions relative to the Performance Bonus shall be in accordance with the attached "Incentive Plan" (Attachment 1).
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Employment Agreement Alex C. Kramer


      6.3. ADDITIONAL BENEFITS. Employee will be eligible to participate in Company's employee benefit plans of general application, including without limitation those plans covering profit sharing, executive bonuses stock options, and those plans covering life, health, an dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Employee shall receive such other benefits, including vacation, holidays, and sick leave, as Company generally provides to its employee holding similar positions as that of Employee.

      6.4.  VACATION.  Four (4) weeks.

      6.5. EXPENSES. Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with Company's business, provided that such expenses are deductible to Company, are in accordance with Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

7. PROPRIETARY RIGHTS. Employee hereby agrees to execute an Employee Confidentiality Agreement with Company in substantially the form attached hereto as Attachment 2.

8.    TERMINATION.

      8.1 EVENTS OF TERMINATION. Employee's employment with the Company shall terminate upon any one of the following:

            a) the Company's determination made in good faith that it is terminating Employee for "cause" as defined under Section 8.2 below ("Termination for Cause");

            b) six months after the effective date of a written notice sent to
               Employee stating that Company is terminating his employment, without cause, which notice can be given by Company at any time after the Effective Date at Company's sole discretion, for any reason or for no reason; or

            c) six months after the effective date of a written notice sent to
               Company from Employee stating that Employee is electing to terminate his employment with Company.
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Employment Agreement Alex C. Kramer


            d) If a change of control occurs and the employee's responsibilities are reduced within the following twelve (12) months thereafter. This termination on the part of the employee must be effected within six (6) months of the significant reduction in responsibilities. A "change in control" is deemed to have taken place when any of the following events occurs: (1) shareholder approval of a merger or consolidation of the Company with any other corporation resulting in a change in fifty percent (50%) or more of the total voting power of the Company; (2) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company" assets; or (3) any person becomes the beneficial owner of more than fifty percent (50%) of the Company's total outstanding securities); and such reduction in responsibilities is not for cause. Any resignation of employment by Alex C. Kramer as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

      8.2 "CAUSE" DEFINED. For purposes of this Agreement, "cause" for Employee's termination will exist any time after the happening of one or more of the following events;

            a) a failure or refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company;

            b) a failure or a refusal in any material respect, faithfully or diligently, to perform his duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment;

            c) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company;

            d) dishonest conduct or a deliberate attempt to do an injury to the Company;

            e) Employee's material breach of a term of this Agreement; f) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment; or

            g) employee's death.
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Employment Agreement Alex C. Kramer


9.    EFFECT OF TERMINATION.

      9.1 TERMINATION FOR CAUSE. In the event of any termination of this Agreement pursuant to Sections 8.1(a) or 8.1( c), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 6 through the effective date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

      9.2 TERMINATION WITHOUT CAUSE OR VOLUNTARY TERMINATION. In the event of any termination of this Agreement pursuant to Section 8.1(b), the Company shall pay Employee the compensation and benefits according to Section 6 through the last day of the six (6) months period following the effective date that the notice referred to in Section 8.1(b) is given.

      9.3 TERMINATION WITHOUT CAUSE DUE TO CHANGE IN CONTROL. In the event of any termination of this Agreement pursuant to Section 8.1(d), the Company shall pay Employee the compensation and benefits according to Section 6 through the last day of the twelve (12) months period following the date that the notice referred to in Section 8.1(d) is given.

10.   MISCELLANEOUS.

      10.1 ARBITRATION. Employee and Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
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Employment Agreement Alex C. Kramer


      10.2 SEVERABILITY. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extend that do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extend allowable by the law and the preceding sentence be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

      10.3. REMEDIES. Company and Employee acknowledge that the service to be provided by Employee is of a special, unique, unusual, extraordinary, and intellectual character, which give it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any breach or violation by Employee of any of the provisions of this Agreement including, without limitation, Section 3, restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies Company may have, at law equity, including without limitation the recovery of money damages.

      10.4. NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of such provision hereof shall not be taken or held to be a waiver or any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

      10.5. ASSIGNMENT. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Company may assign its rights, together with its obligations thereunder, to any parent, subsidiary affiliate or successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes Company's obligations hereunder.
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      10.6  WITHHOLDING. All sums payable to Employee thereunder shall be reduced by all federal, state, local, and other withholding and similar taxes and payments required by applicable law.

      10.7 ENTIRE AGREEMENT. This Agreement and the Employee Confidentiality Agreement constitute the entire and only agreements between the parties relating to employment of Employee with Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

      10.8 AMENDMENT. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

      10.9 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and hand-delivered, sent by Fax, sent by certified first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand-delivered or sent by Fax, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following address, or such other addresses as any party shall notify the other parties:

                  If to the Company:      AmeriQuest Technologies, Inc.
                                          425 Privet Road
                                          Horsham, PA 19044
                  Fax Number:             (215) 675-7027
                  Attention:              Mr. Harold Streets
                                          Human Resources Manager

                  If to the Employee:     Alex C. Kramer
                                          17 Maude Circle
                                          Paoli, PA 19301

                  Fax Number:             (610) 647-3743




      10.10 BINDING NATURE. This Agreement shall be binding upon, and inure to the benefit of the successors and personal representatives of the respective parties hereto.

      10.11 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In


                                       1
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            this Agreement, the singular includes the plural, the plural includes the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

      10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

      10.13 GOVERNING LAW. This Agreement and rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Pennsylvania, without giving effect tot he principles of conflict of laws.



IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first above written.


"COMPANY"                                       "EMPLOYEE"

AMERIQUEST TECHNOLOGIES, INC.

Signature:  _________________________

Name:       Dr. Harry Krischik

Title:      Member of the Compensation
            Committee



Signature:  _________________________           Signature ____________________

Name:       Marc Werner                         Name:       Alex C. Kramer

Title:      Member of the Compensation          Title:   President and CEO
            Committee